Exhibit 99.1

Fiscal Year 2014
Net Sales
	Q2		Q1		Six Months Ended June 30, 2014
(unaudited, in millions)	Prior Reporting	New Reporting	Prior Reporting	New Reporting	Prior Reporting	New Reporting
Industrial & Mobile	$254.7	$254.7	$231.8	$231.8	$486.5	$486.5
Energy & Distribution	187.5	187.5	157.7	157.7	345.2	345.2
Net Sales	$442.2	$442.2	$389.5	$389.5	$831.7	$831.7

Segment Earnings Before Interest and Taxes (EBIT)
Industrial & Mobile	$20.8	$20.1	$27.0	$27.3	$47.8	$47.4
Energy & Distribution	31.2	28.2	31.2	28.2	62.4	56.4
Total Segment EBIT	52.0	48.3	58.2	55.5	110.2	103.8
Unallocated (1)	(6.9)	(3.2)	(7.4)	(4.7)	(14.3)	(7.9)
Interest expense	(0.7)	(0.7)	—	—	(0.7)	(0.7)
Income Before Income Taxes	$44.4	$44.4	$50.8	$50.8	$95.2	$95.2

Fiscal Year 2013
Net Sales
	Q4		Q3		Q2		Q1		Year Ended December 31, 2013
(unaudited, in millions)	Prior Reporting	New Reporting	Prior Reporting	New Reporting	Prior Reporting	New Reporting	Prior Reporting	New Reporting	Prior Reporting	New Reporting
Industrial & Mobile	$204.2	$204.2	$219.0	$218.9	$224.0	$224.0	$217.8	$217.9	$865.0	$865.0
Energy & Distribution	125.8	125.8	131.5	131.6	130.1	130.1	128.5	128.4	515.9	515.9
Net Sales	$330.0	$330.0	$350.5	$350.5	$354.1	$354.1	$346.3	$346.3	$1,380.9	$1,380.9

Segment Earnings Before Interest and Taxes (EBIT)
Industrial & Mobile	$19.6	$16.3	$17.6	$21.5	$25.3	$28.3	$21.5	$17.8	$84.0	$83.9
Energy & Distribution	15.7	12.8	16.0	12.8	19.3	18.5	16.0	14.5	67.0	58.6
Total Segment EBIT	35.3	29.1	33.6	34.3	44.6	46.8	37.5	32.3	151.0	142.5
Unallocated (1)	(5.2)	1.0	(6.8)	(7.5)	(5.9)	(8.1)	(5.3)	(0.1)	(23.2)	(14.7)
Interest expense	—	—	(0.2)	(0.2)	—	—	—	—	(0.2)	(0.2)
Income Before Income Taxes	$30.1	$30.1	$26.6	$26.6	$38.7	$38.7	$32.2	$32.2	$127.6	$127.6

(1) Unallocated defined as Strategy, Corporate Development, Tax, Treasury, Legal, Internal Audit, Aviation, LIFO and General Administration